UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2020

Commission file number: 001-33105
The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0879433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Union Square Drive, New Hope, Pennsylvania 18938
(Address of Principal Executive Office)

Registrant’s Telephone Number: (215) 862-1162

Securities registered pursuant to Section 12(b) of the Exchange Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEET	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On September 4, 2020, Holly Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of eHarmony Holding, Inc. (“Buyer”), itself a subsidiary of Parship Group GmbH, a platform company of ProSiebenSat.1 Media SE’s (“ProSieben”) and General Atlantic Coöperatief U.A.’s (“General Atlantic”) joint company NCG–NUCOM GROUP SE, a European stock corporation (“NuCom”), completed its merger (the “Merger”) with and into The Meet Group, Inc., a Delaware corporation (the “Company”), pursuant to and in accordance with the terms of the previously announced Agreement and Plan of Merger, dated March 5, 2020 (the “Merger Agreement”), by and among the Company, Buyer, Merger Sub and, solely for the purpose of guaranteeing Buyer’s obligations under the Merger Agreement as set forth therein, NuCom. The Company was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Buyer.

Item 1.02    Termination of a Material Definitive Agreement.

Credit Agreement

In connection with the consummation of the Merger, the Credit Agreement, dated as of August 29, 2019 (the “Credit Agreement”), by and among the Company, Bank of America, N.A., and the lenders party thereto, was terminated and all obligations outstanding thereunder, including all guarantees and security interests granted with respect to such obligations (other than customary obligations and other obligations subject to customary cash collateralization arrangements), were paid in full and extinguished. The Credit Agreement provided for a senior secured term loan credit facility and revolving credit facility. Immediately prior to the termination of the Credit Agreement, there were approximately $32,375,000 in term loans outstanding and $0 in revolving loans outstanding thereunder.

Section 382 Tax Benefits Preservation Plan

Also in connection with the consummation of the Merger, the Section 382 Tax Benefits Preservation Plan, dated as of October 4, 2019, by and between the Company and Action Stock Transfer Corporation, as rights agent, as amended by Amendment No. 1, dated as of March 5, 2020, was terminated immediately prior to the effective time of the Merger (the “Effective Time”).

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated herein by reference.

At the Effective Time, each:

i.
share of common stock of the Company, par value $0.001 per share (“Company Common Stock”), that was owned, directly or indirectly, by Buyer, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time was automatically cancelled and ceased to exist and no consideration was delivered in exchange therefor;

ii.
share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share”) (other than shares that were cancelled in accordance with the terms of the Merger Agreement and shares owned by holders that exercised their appraisal rights under Delaware law) was converted into the right to receive $6.30 in cash, without interest (the “Per Share Merger Consideration”), payable to the holder in accordance with the terms of the Merger Agreement, less any withholding. All Shares converted into the right to receive the Per Share Merger Consideration ceased to be outstanding and were automatically cancelled and retired;

iii.
share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and became one validly issued, fully paid and non-assessable share of Company Common Stock;

iv.
outstanding stock option to acquire shares of Company Common Stock (each, a “Company Stock Option”), whether or not vested or exercisable, was cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option as of immediately prior to the Effective Time;

v.
outstanding share of restricted stock of the Company fully vested and became free of restrictions or repurchase rights and the holder thereof became entitled to receive a cash payment, without interest and less applicable tax withholding, equal to the Per Share Merger Consideration;

vi.
outstanding restricted stock unit that was subject to performance-based vesting (each, a “Company PSU”) was cancelled in exchange for a cash payment, without interest and less applicable tax withholding, equal to the product of (A) the Per Share Merger Consideration, multiplied by (B) the number of units with respect to each Company PSU determined based on the achievement of the applicable performance goals through the date immediately preceding the Effective Time; and

vii.	Company Stock Option that had an exercise price per share that was greater than or equal to the Per Share Merger Consideration was cancelled without payment of any consideration.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K (“Item 2.01”) is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market (“Nasdaq”) on September 4, 2020 that each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as described under Item 2.01, and the Company requested that Nasdaq file a Form 25 with the Securities and Exchange Commission (“SEC”) to remove the Company Common Stock from listing on Nasdaq and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On September 4, 2020, the Company also filed a Form 25 with the SEC to deregister the Series A Junior Participating Preferred Stock (the “Purchase Rights”) pursuant to Section 12(b) of the Exchange Act.

Pursuant to Rule 12d2-2 under the Exchange Act, the delisting of Company Common Stock from Nasdaq will be effective on September 14, 2020 and the Company’s reporting obligations with respect to the Company Common Stock and the Purchase Rights under Section 12(b) of the Exchange Act will be suspended as of that date.

The Company intends to file with the SEC a Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03    Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Merger Consideration.

Item 5.01    Changes in Control of Registrant.

The information set forth in the Introduction and under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger, Buyer became the beneficial owner of all of the capital stock of the Company and the Company became a wholly-owned subsidiary of Buyer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the consummation of the Merger (and not because of any disagreement with the Company), all of the directors of the Company except for Geoffrey Cook ceased to be directors of the Company as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub became directors of the Company. Immediately following the Effective Time, the Company’s board of directors consisted of Geoffrey Cook, Tim Schiffers, Henning Rönneberg, and Marc Schachtel.

Also in connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, at the Effective Time, the officers of Merger Sub became officers of the Company. Immediately following the Effective Time, the Company’s officers consisted of Geoffrey Cook as Chief Executive Officer, Jim Bugden as Chief Financial Officer, Frederic Beckley as General Counsel and Executive Vice President, Business Affairs, Tim Schiffers as President and Managing Director, Henning Rönneberg as Secretary and Managing Director, and Marc Schachtel as Treasurer and Managing Director.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Restated Certificate of Incorporation of the Company, as amended, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation set forth on Exhibit C to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) in accordance with the terms of the Merger Agreement. In addition, at the Effective Time, the Company’s amended and restated bylaws, as in effect immediately prior to the Effective Time, were amended and restated to be identical to the bylaws of Merger Sub, other than the name of Merger Sub, which was replaced by the name of the Company (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01    Other Events.

On September 4, 2020, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Meet Group, Inc.
3.2	Amended and Restated Bylaws of The Meet Group, Inc.
99.1	The Meet Group, Inc. press release, dated September 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	September 4, 2020	By:	/s/Geoffrey Cook
Geoffrey Cook
Chief Executive Officer